Knoll

VOTE

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DESIGNATION (IF ANY)
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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.envisionreports.com/KNLSpecial** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/KNLSpecial

Using a **black ink** pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

Special Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A Proposals — The Board of Directors recommend a vote FOR Proposals 1, 2 and 3.

	For	Against	Abstain
1. To adopt the Agreement and Plan of Merger, dated as of April 19, 2021 (which, as it may be amended from time to time, we refer to as the "merger agreement"), among Herman Miller, Inc., Heat Merger Sub, Inc. and Knoll, Inc. (which we refer to as the "Knoll merger proposal");	☐	☐	☐
2. To approve, by a non-binding advisory vote, certain compensation that may be paid or become payable to Knoll's named executive officers that is based on or otherwise relates to the merger contemplated by the merger agreement; and	☐	☐	☐
3. To adjourn the Knoll special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Knoll special meeting to approve the Knoll merger proposal or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to Knoll stockholders.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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The 2021 Special Meeting of Stockholders of Knoll, Inc. will be held on
Tuesday, July 13, 2021 at 8:30 a.m. EST, virtually via the internet at www.meetingcenter.io/228735283.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

The password for this meeting is — KNL2021.

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Knoll, Inc.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF KNOLL, INC.
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 13, 2021

The undersigned hereby appoints Charles W. Rayfield and Michael A. Pollner, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Knoll, Inc. which the undersigned may be entitled to vote at the Special Meeting of Stockholders of Knoll, Inc. to be held virtually on Tuesday, July 13, 2021 at 8:30 a.m. EST and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

To participants in the Knoll Retirement Savings Plan: This proxy covers all shares for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company, Trustee of the Knoll Retirement Savings Plan. This proxy, when properly executed, will be voted as indicated on the reverse side. If voting instructions are not received by the proxy tabulator by 11:59 p.m. on July 9, 2021, you will be treated as directing the Plan's Trustee to vote your shares in the Plan in the same proportion as the shares for which the Trustee has received timely instructions from others who do vote.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON JULY 13, 2021:
The proxy statement and annual report to stockholders are available at www.envisionreports.com/KNLSpecial.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.